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                                                                   EXHIBIT 10.15


                                                                  EXECUTION COPY










                             NOBLE AFFILIATES, INC.
                            (a Delaware Corporation)

                                NOBLE SHARE TRUST
                               (a Delaware Trust)

            THE CHASE MANHATTAN BANK, as Series A-2 Indenture Trustee

                                       and

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                                       as
                             Noble Remarketing Agent

                              NOBLE PREFERRED STOCK
                          REMARKETING AND REGISTRATION
                                RIGHTS AGREEMENT

                          Dated as of November 10, 1999


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                                TABLE OF CONTENTS

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                                                                                         Page
                                                                                         ----
SECTION 1.   Definitions...............................................................    2
SECTION 2.   Appointment of Noble Remarketing Agent....................................    7
SECTION 3.   Agreement to Register Noble Preferred Stock...............................    8
SECTION 4.   Additional Covenants of Noble.............................................   10
SECTION 5.   Representations and Warranties of the Noble Offerors......................   12
SECTION 6.   Registration Procedures...................................................   15
SECTION 7.   New Series; Remarketing Events............................................   18
SECTION 8.   Remarketing Procedures....................................................   20
SECTION 9.   Fees and Expenses.........................................................   23
SECTION 10.  Resignation and Removal of the Noble Remarketing Agent;
                    Additional Agents..................................................   23
SECTION 11.  Dealing in Noble Securities; Redemption of Noble Remarketing
                    Agent's Shares.....................................................   24
SECTION 12.  Conditions to Noble Remarketing Agent's Obligations.......................   25
SECTION 13.  Indemnification...........................................................   27
SECTION 14.  Termination of Obligations of Noble Remarketing Agent.....................   30
SECTION 15.  Noble Remarketing Agent's Performance; Duty of Care; Liability............   30
SECTION 16.  GOVERNING LAW.............................................................   31
SECTION 17.  Term of Agreement.........................................................   31
SECTION 18.  Successors and Assigns....................................................   32
SECTION 19.  Headings..................................................................   32
SECTION 20.  Severability..............................................................   32
SECTION 21.  Noble Remarketing Agent Not Acting as Underwriter.........................   32
SECTION 22.  Amendments................................................................   33
SECTION 23.  Notices...................................................................   33
SECTION 24.  Counterparts..............................................................   35
SECTION 25.  Regarding the Series A-2 Indenture Trustee................................   35
SECTION 26.  Limitation of Liability of Noble Share Trustee............................   35


Schedule I - Certain transactions described in Section 3(e)
Schedule II - Registration rights described in Section 5(l)
Schedule III - Eligible Noble Remarketing Agents


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         NOBLE PREFERRED STOCK REMARKETING AND REGISTRATION RIGHTS AGREEMENT,
dated as of November 10, 1999 (this "Agreement"), among Noble Affiliates, Inc., a Delaware corporation ("Noble"); the Noble Share Trust, a statutory business trust formed under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. ss. 3801 et seq.) (the "Noble Share Trust" and, together with Noble, the "Noble Offerors"); The Chase Manhattan Bank, not in its individual capacity but solely as trustee (the "Series A-2 Indenture Trustee") under a Series A-2 Indenture dated as of November 10, 1999 between AMCCO and the Series A-2 Indenture Trustee (the "Series A-2 Indenture"); and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ" or the "Noble Remarketing Agent"). Capitalized terms used herein without definition have the meanings assigned to such terms in Section 1 hereof.

         WHEREAS, Noble has sold, assigned, transferred, conveyed and set over 125,000 shares of Noble Preferred Stock, with an initial aggregate liquidation preference of $125,000,000, to the Noble Share Trust in exchange for Noble Share Trust Certificates pursuant to the Noble Share Trust Agreement, and has reserved for issuance 10,000,000 shares of Noble Common Stock for issuance upon conversion of such Noble Preferred Stock;

         WHEREAS, each share of Noble Preferred Stock has been issued with an initial liquidation preference of $1,000 plus accrued and unpaid dividends thereon, if any, and an initial optional conversion rate of 36.364 shares of Noble Common Stock per share of Noble Preferred Stock with mandatory conversion provisions as provided in the Noble Preferred Stock Certificate of Designations, which conversion provisions adjust in certain circumstances and upon the Rate Reset Date;

         WHEREAS, Noble and the Noble Share Trust have requested DLJ to act as Noble Remarketing Agent with respect to the Noble Preferred Stock under this Agreement for the purpose of (i) using its commercially reasonable efforts upon a Series A-2 Note Trigger Event to recommend to Noble the terms and quantity of shares of Noble Mandatorily Convertible Preferred Stock or shares of Noble Common Stock which, if sold by Noble, would generate net proceeds at least equal to the Series A-2 Repayment Amount, and (ii) using its commercially reasonable efforts following a Remarketing Event to remarket a sufficient amount of the Noble Preferred Stock held by the Noble Share Trust to generate net proceeds at least equal to the Series A-2 Repayment Amount (to the extent not discharged following the offering of the New Series), including receiving payment of the purchase price for the Noble Preferred Stock subject to such remarketing and paying such purchase price to the Series A-2 Indenture Trustee;

         WHEREAS, the parties hereto agree that it is advisable, in connection with the remarketing activities to be undertaken by the Noble Remarketing Agent, for the resale of the Noble Preferred Stock held by the Noble Share Trust to be registered with the Commission under the Securities Act;

         WHEREAS, AMCCO has issued the Series A-2 Notes as of the date hereof, and is pledging its rights hereunder to the Series A-2 Indenture Trustee to secure AMCCO's repayment obligations with respect to the Series A-2 Notes;


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         WHEREAS, each of the parties herein is willing to assume the duties ascribed to it hereunder on the terms and conditions expressly set forth herein; and

         WHEREAS, this Agreement is being entered into pursuant to the terms of the Participation Agreement;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         SECTION 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in Appendix A to the Participation Agreement dated as of November 10, 1999 among Noble, AMCCO, the Noble Share Trust and the Series A-2 Indenture Trustee (each, as defined therein). In addition, as used herein:

         "Capital Requirements" has the meaning set forth in Section 7(a)(ii) hereof.

         "Closing Price" for any Trading Day, means, for a security, an amount equal to the closing price for such security on such Trading Day as reported by Bloomberg L.P., another recognized source or the Noble Remarketing Agent.

         "Conditions Precedent" has the meaning set forth in Section 12 hereof.

         "Distribution Agreement" means an underwriting, purchase, distribution or placement agency agreement to be entered into among Noble, the Noble Share Trust, the Noble Remarketing Agent and any other Persons engaged by the Noble Share Trust or the Noble Remarketing Agent to remarket or distribute the Noble Preferred Stock pursuant to the provisions hereof (such agreement to be in a form customary for a firm commitment underwritten public offering (in the case of an underwriting agreement), a firm commitment underwritten private offering (in the case of a purchase or distribution agreement) or a best efforts private placement (in the case of a placement agency agreement), including without limitation, representations and warranties, covenants, conditions precedent, indemnification and other provisions as are then customary for such agreements), and to be prepared, executed and delivered by Noble and the Noble Share Trust to the Noble Remarketing Agent on or prior to the Successful Repricing Date, as set forth in Section 12 hereof.

         "Effectiveness Period" has the meaning set forth in Section 3(b) hereof.

         "Eligible Noble Remarketing Agent" means any nationally or internationally recognized investment banking firm listed on Schedule III hereto; provided that Schedule III hereto may be amended by Noble at any time and from time to time to add any investment banking firm that is ranked among the top ten placement agents for all domestic equity-related securities offerings (by either aggregate dollar value of such offerings or by number of issues credited to the lead manager) according to the rankings most recently published by Investment Dealers' Digest or any equivalent publication or to subtract any investment banking firm that does not make a market in Noble Common Stock at such time.

         "Failed Registration" means a failure (i) by Noble to file a Registration Statement no later than 21 days following a Series A-2 Note Trigger Event (unless a Shelf Registration


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Statement is then not legally permitted, in which case a failure by Noble to provide no later than 21 days following a Series A-2 Note Trigger Event to the Noble Remarketing Agent written assurance, reasonably acceptable to the Noble Remarketing Agent, that the Registration Statement will be declared, or will otherwise become, effective promptly after a Pricing of the Noble Preferred Stock) or otherwise have an effective Registration Statement available in accordance with Section 3(a) hereof; (ii) by Noble to use its reasonable best efforts to diligently pursue the registration of the Noble Preferred Stock (and the underlying Noble Common Stock) when so required by this Agreement; (iii) of the Registration Statement to be declared effective no later than 90 days following a Series A-2 Note Trigger Event; or (iv) by Noble to satisfy the applicable Conditions Precedent specified in Section 12 within the time periods set forth therein.

         "Failed Remarketing" means a failure to remarket the Noble Preferred Stock or Noble Additional Shares required to be issued hereunder because of a Legal Impossibility.

         "Failed Repricing" means a failure to establish a Remarketed Rate on any Repricing Date, including due to any events set forth in Section 12.

         "Failed Repricing Date" means any Repricing Date on which a Failed Repricing occurs.

         "Filed Documents" means all documents filed by Noble with the Commission under the Securities Act or the Exchange Act that are, or are required to be, incorporated by reference into the Registration Statement or Prospectus or any applicable private placement memorandum.

         "Final Sale Date" means the date that the Noble Share Trust has sold all of the Noble Preferred Stock.

         "Initial Repricing Date" means, (a) with respect to a public offering of the Noble Preferred Stock, the later of (i) the date on which the Registration Statement is declared effective (or if a Shelf Registration Statement is then not legally permitted, the first date on which Noble provides the Noble Remarketing Agent written assurance, reasonably acceptable to the Noble Remarketing Agent, that the Registration Statement will be declared, or will otherwise become, effective promptly after a Pricing of the Noble Preferred Stock) and (ii) the tenth Trading Day following the Remarketing Notification Date, and (b) if a Failed Registration has occurred, the earliest date upon which Milbank, Tweed, Hadley & McCloy LLP, or other national or international securities counsel selected by the Noble Remarketing Agent and approved by Noble, advises, in writing, that a private placement of the Noble Preferred Stock may be commenced in compliance with applicable securities laws.

         "Legal Impossibility" means (i) with respect to the remarketing of Noble Preferred Stock, (A) upon or at any time after the Initial Repricing Date it is impossible for legal reasons to remarket the Noble Preferred Stock or (B) on or after a Series A-2 Note Trigger Event a material breach by Noble of its obligations hereunder has occurred, including without limitation, due to the failure of Noble to satisfy the Conditions Precedent specified in paragraphs (b) and (c) of Section 12 within the time periods set forth therein except for any breach by Noble which pursuant to the terms hereof would result in a Failed Registration and


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(ii) with respect to the remarketing of Noble Additional Shares, (A) upon or at any time after the Rate Reset Date it is impossible for legal reasons to remarket the Noble Additional Shares, including without limitation, due to the failure of Noble to have a sufficient number of additional shares of authorized but unissued Noble Common Stock that have not been reserved for other purposes as of any date on which any Noble Additional Shares are sold or (B) the Noble Remarketing Agent is unable to sell sufficient Noble Additional Shares as contemplated by Section 8(g) within 180 days following the Rate Reset Date.

         "Majority Holders" has the meaning assigned to such term in the Series A-2 Indenture.

         "Marketed Amount" has the meaning set forth in Section 7(a)(ii) hereof.

         "Minimum Amount" has the meaning set forth in Section 7(a)(ii) hereof.

         "NASD" means the National Association of Securities Dealers, Inc.

         "New Series" has the meaning set forth in Section 2(a) hereof.

         "New Series Distribution Agreement" means an underwriting, purchase, distribution or placement agency agreement to be entered into among Noble, the Noble Remarketing Agent and any other Persons engaged by Noble (including the lead underwriters if Noble elects not to have the Noble Remarketing Agent serve as the lead underwriter) or the Noble Remarketing Agent (with the approval of Noble, such approval not to be unreasonably withheld or delayed) to market and sell the New Series as contemplated herein (such agreement to be in a form customary for a firm commitment underwritten public offering (in the case of an underwriting agreement), a firm commitment underwritten private offering (in the case of a purchase or distribution agreement) or a best efforts private placement (in the case of a placement agency agreement), including without limitation, representations and warranties, covenants, conditions precedent, indemnification and other provisions as are then customary for such agreements), and to be prepared, executed and delivered by Noble to the Noble Remarketing Agent on or prior to the Pricing of the New Series.

         "Noble Additional Shares" means shares of Noble Common Stock or, if authorized by the Board of Directors of Noble, Noble Mandatorily Convertible Preferred Stock, in each case to be issued by Noble following a Partial Remarketing pursuant to Section 8(g) hereof.

         "Noble Mandatorily Convertible Preferred Stock" means preferred stock of Noble similar to the Noble Preferred Stock or Noble equity securities (within the meaning of Rule 16a-1(d) under the Exchange Act) which contemplate the mandatory issuance of shares of Noble Common Stock.

         "Partial Remarketing" means a remarketing of all of the Noble Preferred Stock as to which, although a Failed Remarketing has not occurred, net proceeds at least equal to the Series A-2 Repayment Amount are not generated.


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         "Pricing" means, with respect to any security, the determination of the price at which the underwriter(s) (in a firm commitment underwriting arrangement) or the purchaser(s) are willing to purchase, and the holder of such security (or issuer thereof, if such security is being newly issued) is willing to sell, such security.

         "Prospectus" means any preliminary or final prospectus or prospectus supplement or other offering document to be used by the Noble Remarketing Agent in connection with a public offering of the Noble Preferred Stock.

         "Rate Reset Date" means the earlier of (i) the date of the consummation of the remarketing of the Noble Preferred Stock (which is expected to be on or about the third Trading Day following the Successful Repricing Date) or (ii) the date a Failed Remarketing is declared.

         "Records" has the meaning set forth in Section 6(i) hereof.

         "Registration Expenses" means any and all expenses incident to the performance of or compliance by Noble and the Noble Share Trust with this Agreement, including without limitation: (i) all Commission, stock exchange or NASD registration and filing fees, (ii) all necessary fees and expenses not exceeding $5,000 in the aggregate incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the Noble Remarketing Agent in connection with blue sky qualification of any of the Noble Preferred Stock, Noble Mandatorily Convertible Preferred Stock or Noble Common Stock) and compliance with the rules of the NASD, (iii) all expenses authorized by Noble or the Noble Share Trust of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Remarketing Documents and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing the Distribution Agreement and any other agreements or documents relating to the performance and compliance by the Noble Remarketing Agent with this Agreement,
(iv) all rating agency fees incurred in connection with the remarketing process,
(v) the fees and disbursements of counsel for Noble and the Noble Share Trust and of the independent certified public accountants of Noble and the Noble Share Trust, including the expenses of any "comfort letters" required by or incident to such performance and compliance, (vi) the fees and expenses of the Noble Share Trustee, and any transfer agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Noble Preferred Stock, the Noble Mandatorily Convertible Preferred Stock or the Noble Common Stock into which the Noble Preferred Stock and the Noble Mandatorily Convertible Preferred Stock are convertible on any securities exchange or quotation system and (viii) the reasonable fees and expenses of any special experts retained by Noble or the Noble Share Trust in connection with any Shelf Registration Statement, including fees of counsel to the Noble Remarketing Agent.

         "Registration Statement" means any registration statement of Noble for the registration of the Noble Preferred Stock (and the underlying Noble Common Stock) with the Commission pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, and in each case including the Prospectus contained therein (if any), all exhibits thereto and all information incorporated by reference therein, and if no Prospectus is required to be delivered at the time of


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such registration, any term sheet or other document prescribed by the Commission to describe the securities to be sold thereunder.

         "Remarketed Rate" means the price at which the Noble Remarketing Agent can sell the fewest number of shares of Noble Preferred Stock that will generate net proceeds which are at least equal to the Series A-2 Repayment Amount or if the Noble Remarketing Agent cannot generate net proceeds which are at least equal to the Series A-2 Repayment Amount through the sale of all of the Noble Preferred Stock, then the highest price at which the Noble Remarketing Agent can sell all of the Noble Preferred Stock.

         "Remarketing Conditions" has the meaning set forth in Section 8 hereof.

         "Remarketing Documents" means any documents prepared by or at the direction of or in conjunction with Noble and/or the Noble Share Trust that are intended to be used by the Noble Remarketing Agent in the remarketing of the Noble Preferred Stock, including without limitation, (i) in the case of a public offering, the Registration Statement and all exhibits thereto, (ii) any Prospectus or private placement memoranda, and (iii) any Filed Document incorporated by reference therein.

         "Remarketing Event" has the meaning set forth in Section 7(b) hereof.

         "Remarketing Notification Date" means the date on which the Noble Remarketing Agent receives notice pursuant to Section 8(a) hereof from the Noble Share Trustee, AMCCO or the Series A-2 Indenture Trustee of its obligation to commence the remarketing of the Noble Preferred Stock.

         "Remarketing Period" means the period beginning on and including the Remarketing Notification Date and continuing until and including the Rate Reset Date.

         "Repricing Date" means the Initial Repricing Date and each Trading Day thereafter until the Rate Reset Date.

         "Series A-2 Note Trigger Event" has the meaning assigned to such term in the Series A-2 Indenture.

         "Series A-2 Notes" means the 8.95% Senior Secured Notes due 2004 issued by AMCCO pursuant to the Series A-2 Indenture in the original aggregate principal amount of $125,000,000.

         "Shares" means the Noble Preferred Stock, Noble Additional Shares and Noble Mandatorily Convertible Preferred Stock, or the portion thereof that is then required to be issued or available for marketing as the context requires.

         "Shelf Registration Statement" means a "shelf" Registration Statement of Noble pursuant to the provisions of Section 3 of this Agreement which registers the continuous offer and sale by the Noble Share Trust and, to the extent required, Noble of all of the Noble Preferred Stock (and the underlying Noble Common Stock) on an appropriate form under Rule 415 under the Securities Act or any similar or successor rule that may be adopted by the Commission, and


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all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein (if any), all exhibits thereto and all information incorporated by reference therein.

         "Subsequent Shelf Registration Statement" has the meaning set forth in
Section 3(c) hereof.

         "Successful Repricing Date" means the Repricing Date on which the Pricing by the Noble Remarketing Agent of the Noble Preferred Stock at the Remarketed Rate occurs.

         SECTION 2. Appointment of Noble Remarketing Agent.

         (a) Noble hereby appoints DLJ and DLJ hereby accepts such appointment, as Noble Remarketing Agent (subject to Section 10), for the purpose of (i) using its commercially reasonable efforts upon a Series A-2 Note Trigger Event to recommend to Noble the terms and quantity of shares of Noble Mandatorily Convertible Preferred Stock or shares of Noble Common Stock (each, a "New Series") which would generate net proceeds at least equal to the Series A-2 Repayment Amount, and, if requested by Noble, to market and sell such New Series pursuant to the New Series Distribution Agreement, and/or (ii) using its commercially reasonable efforts following a Remarketing Event to remarket and sell a sufficient amount of the Noble Preferred Stock held by the Noble Share Trust and any Noble Additional Shares to generate net proceeds at least equal to the Series A-2 Repayment Amount (to the extent not discharged following the offering of the New Series), in each case subject to the terms and conditions herein, including receiving payment of the purchase price for the New Series or the Noble Preferred Stock and any Noble Additional Shares subject to such remarketing and paying such purchase price to the Series A-2 Indenture Trustee.

         (b) The Noble Remarketing Agent agrees, in consultation with the other Eligible Noble Remarketing Agent(s), if any:

         (i) to use its commercially reasonable efforts to recommend the applicable terms of the New Series and the Pricing thereof in order to generate net proceeds at least equal to the Series A-2 Repayment Amount and, if requested by Noble, to market such New Series in accordance with the New Series Distribution Agreement;

         (ii) to use its commercially reasonable efforts to remarket the Noble Preferred Stock during the Remarketing Period;

         (iii) to use its commercially reasonable efforts to establish the Remarketed Rate on each Repricing Date until (and including) the Successful Repricing Date;

         (iv) to notify Noble, the Noble Share Trustee, AMCCO and the Series A-2 Indenture Trustee promptly of the Remarketed Rate and to notify Noble, the Noble Share Trustee, AMCCO and the Series A-2 Indenture Trustee of a Failed Remarketing;

         (v) to use its commercially reasonable efforts to remarket any Noble Additional Shares to be issued by Noble following a Partial Remarketing pursuant to Section 8(g) hereof; and


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         (vi) to accept Shares for remarketing and receive payment of the purchase price for remarketed Shares and pay such purchase price in respect of each such remarketed Share to the Series A-2 Indenture Trustee.

         (c) The Noble Remarketing Agent may appoint a co-marketing agent or agents or authorize any broker-dealer to assist in the remarketing of the Noble Preferred Stock, in each case with the consent of Noble, which consent shall not be unreasonably withheld or delayed. Noble may appoint another Eligible Noble Remarketing Agent to market the New Series pursuant to a New Series Distribution Agreement, acting alone or together with the Noble Remarketing Agent or other Eligible Noble Remarketing Agents appointed by Noble.

         SECTION 3. Agreement to Register Noble Preferred Stock.

         (a) Unless an effective Registration Statement of Noble would permit the remarketing and resale of Noble Preferred Stock hereunder, Noble shall prepare and file with the Commission, as soon as practicable (taking into account the legal requirements for registration at such time) but in any event no later than 21 days following a Series A-2 Note Trigger Event, a Shelf Registration Statement for an offering to be made by the Noble Share Trust on a continuous basis covering all of the Noble Preferred Stock and the Noble Common Stock into which the Noble Preferred Stock is convertible (unless a Shelf Registration Statement is then not legally permitted, in which case Noble shall provide no later than 21 days following a Series A-2 Note Trigger Event to the Noble Remarketing Agent written assurance, reasonably acceptable to the Noble Remarketing Agent, that the Registration Statement will be declared, or will otherwise become, effective promptly after a Pricing of the Noble Preferred Stock). The Shelf Registration Statement shall be filed on Form S-3 or another appropriate form permitting registration of the offer and sale of such Noble Preferred Stock by the Noble Share Trust for remarketing in the manner designated herein. Noble and the Noble Share Trust shall undertake no offer or sale of Noble Preferred Stock under such outstanding Shelf Registration Statement such that the Noble Remarketing Agent can no longer rely on such outstanding Shelf Registration Statement to remarket and resell the Noble Preferred Stock.

         (b) Noble shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable (taking into account the legal requirements for registration at such time) but in any event no later than 90 days following a Series A-2 Note Trigger Event, and to keep the Shelf Registration Statement continuously effective under the Securities Act during the period (the "Effectiveness Period") that begins on the date of effectiveness of the Shelf Registration Statement and extends to the earlier of (i) the date on which all shares of Noble Preferred Stock have been remarketed under such initial Shelf Registration Statement or (ii) the date on which all of the Series A-2 Notes cease to be outstanding.

         (c) If the Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, Noble shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf


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Registration Statement (a "Subsequent Shelf Registration Statement"). If a
Subsequent Shelf Registration Statement is filed, Noble shall use its reasonable best efforts to cause its effectiveness as soon as practicable after such filing and to keep the Subsequent Shelf Registration Statement continuously effective during the Effectiveness Period. As used herein, the term "Shelf Registration Statement" means the initial Shelf Registration Statement and any Subsequent Shelf Registration Statements.

         (d) A Shelf Registration Statement pursuant to this Section 3 will be deemed effective when declared effective by the Commission; provided that, if, after it has been declared effective, the offering of Noble Preferred Stock pursuant to a Shelf Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Noble Preferred Stock pursuant to such Shelf Registration Statement may legally resume. Noble will be deemed not to have used its reasonable best efforts to cause the Shelf Registration Statement to become or to remain effective during the requisite period if Noble voluntarily takes any action knowing that it would result in any such Shelf Registration Statement not being declared effective or in the Noble Remarketing Agent not being able to remarket such Noble Preferred Stock during the applicable period unless such action is required by applicable law or governmental order.

         (e) Noble and the Noble Share Trust agree not to issue, sell or offer for sale (or permit the offer or sale in any manner that would require the consent or participation of Noble), or engage in marketing efforts in respect of, securities that are exchangeable for or convertible into equity securities of Noble (whether as a term of any such security, or by means of a unit or combination of any one or more securities or financial instruments or otherwise) or permit the issue, offer or sale of, or marketing efforts in respect of, any security of any trust in which Noble or any subsidiary of Noble (collectively, the "Noble Group") has an interest that is guaranteed by any member of the Noble Group that is exchangeable for or convertible into an equity security of Noble, from the date of any Series A-2 Note Trigger Event to not less than 10 days after the Rate Reset Date (the "Restriction Termination Date"), without the prior written consent of the Series A-2 Indenture Trustee, given at the direction of the Majority Holders; provided, however, that the foregoing shall not restrict any of the following: (i) the issue, offer, sale or marketing efforts in respect of the New Series, Noble Preferred Stock or Noble Additional Shares in accordance with this Agreement, (ii) the issue, offer, sale or marketing efforts in respect of securities of any member of the Noble Group that are not exchangeable for or convertible into equity securities of Noble, (iii) any member of the Noble Group from complying with any of its obligations pursuant to arrangements entered into before the Closing Date described on
Schedule I hereto, (iv) any member of the Noble Group or any third party from consummating a sale or issuance (or any related offer or marketing efforts) of any such securities if the Pricing of such securities has occurred prior to the date of any Series A-2 Note Trigger Event, (v) the offer, issuance or sale of a security, including any related marketing efforts, consisting of the conversion, exercise or exchange of another security in accordance with its terms, which original security has been issued either in a registered public offering or as consideration for an acquisition or merger, (vi) any sale, offer, issuance or marketing effort in connection with any employee benefit plan of any member of the Noble Group or any dividend reinvestment plan of any member of the Noble Group, or (vii) any filing or processing of any registration statement in respect of any security with the Commission or any state securities regulator that does not involve the issuance, sale or


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


marketing efforts by any member of the Noble Group of (or in respect of) any equity security (other than Noble Common Stock) prior to the Restriction Termination Date or (viii) any issuance, sale or offer in connection with a shareholder rights plan, as such term is commonly used. Noble further agrees that it shall not enter into any agreement that would require it or permit any third party to contravene the provisions of this Section 3(e).

         (f) In the event that, at any time a Shelf Registration Statement is required to be effective hereunder, the shelf registration procedures set forth in Rule 415 or any successor rule are not available to Noble and the Noble Share Trust, Noble shall use its reasonable best efforts to cause another appropriate Registration Statement with regard to all Noble Preferred Stock and the remarketing thereof hereunder to be effective on each subsequent Repricing Date.

         (g) Noble shall, to the extent required by the remarketing of the Noble Preferred Stock hereunder and by any listing or quotation of the Noble Preferred Stock reasonably requested by the Noble Remarketing Agent, file a Registration Statement with the Commission under the Exchange Act.

         (h) Noble shall, to the extent permitted by law, upon a Partial Remarketing register and issue such amount of Noble Additional Shares as shall be necessary to discharge in full the Series A-2 Indenture, in accordance with
Section 8(g) hereof; provided that Noble's obligation to issue Noble Additional Shares shall be limited to the number of the then authorized but unissued shares of Noble Common Stock that have not been reserved for other purposes.

         (i) Noble shall maintain the reservation of 10,000,000 shares of Noble Common Stock into which the Noble Preferred Stock may be convertible until the Rate Reset Date at which time Noble shall increase or decrease such share reservation so as to at least equal the number of shares of Noble Common Stock into which the Noble Preferred Stock is then convertible; provided that the reservation of shares of Noble Common Stock issuable upon conversion of the Noble Preferred Stock may be revoked by the Board of Directors of Noble effective upon the consummation of the sale of the New Series and the application of the proceeds thereof to satisfy the Series A-2 Indenture, if such proceeds are at least equal to the Series A-2 Repayment Amount. Noble shall also reserve for issuance such shares of Noble Common Stock issuable upon conversion or exercise of the New Series and Noble Additional Shares (other than Noble Common Stock) in connection with the issuance of such New Series or Noble Additional Shares.

         SECTION 4. Additional Covenants of Noble. Noble covenants with the Noble Remarketing Agent as follows:

         (a) Noble will provide prompt notice to the Noble Remarketing Agent of any notification by a Rating Agency to Noble of any change downwards, or the placing on credit watch with negative implications (or comparable status), with respect to the ratings of Noble's senior unsecured long-term debt.

         (b) Noble will, as promptly as reasonably possible after a Series A-2 Note Trigger Event, furnish to the Noble Remarketing Agent:

         (i) after the same have been prepared by Noble, the Remarketing Documents (including in each case any amendment or supplement thereto and each document incorporated therein by reference);

         (ii) each Filed Document filed after the date hereof;

         (iii) notice of the occurrence of any events that would reasonably be expected to cause the conditions precedent set forth herein or in the Distribution Agreement not to be fulfilled within the time period specified herein or therein, or if no time period is specified, then within a reasonable period of time; and

         (iv) in connection with the remarketing of Noble Preferred Stock, such other information as the Noble Remarketing Agent may reasonably request from time to time.

Noble agrees to provide the Noble Remarketing Agent with as many copies of the foregoing written materials referred to in (i) and (ii) and other information as the Noble Remarketing Agent may reasonably request for use in connection with the remarketing of Noble Preferred Stock and consents to the use thereof for such purpose.

         (c) If, at any time after a Series A-2 Note Trigger Event and during which the Noble Remarketing Agent would be obligated to take any action under this Agreement, any event or condition known to Noble relating to or affecting Noble, any subsidiary thereof or the Noble Preferred Stock shall occur that could reasonably be expected to affect the accuracy or completeness of any statement of a material fact contained in the Remarketing Documents, Noble shall promptly notify the Noble Remarketing Agent in writing of the circumstances and details of such event or condition.

         (d) If, at any time when the Prospectus is required by the Securities Act to be delivered in connection with remarketing of the Noble Preferred Stock, any event shall occur or condition exist as a result of which it is necessary, in the reasonable view of counsel for the Noble Remarketing Agent or counsel for Noble, further to amend or supplement the Prospectus in order that the Prospectus not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable view of such counsel or the Noble Remarketing Agent, at any such time to amend or supplement the Remarketing Documents in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, Noble will promptly prepare and, to the extent applicable, file with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Remarketing Documents comply with such requirements.

         (e) Noble will notify the Noble Remarketing Agent of its intention to file or prepare any amendment or supplement to any Remarketing Document (including any post-effective amendment and any revised prospectus which Noble proposes for use by the Noble Remarketing Agent in connection with the remarketing of the Noble Preferred Stock which differs from the prospectus on file at the Commission at the time the Registration

Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) under the Securities Act) other than Filed Documents, and will not file or use any such amendment or supplement or other documents in a form to which the Noble Remarketing Agent or counsel to the Noble Remarketing Agent shall reasonably object.

         (f) Noble, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

         (g) Noble will provide to the Noble Share Trustee, AMCCO and the Series A-2 Indenture Trustee copies of all notices and reports and all other information received by it from the Noble Remarketing Agent in connection with the remarketing process under this Agreement.

         (h) Noble will not grant on or after the date hereof registration rights to any Person under which such Person could request registration of its securities on any Registration Statement used to register the Noble Preferred Stock.

         SECTION 5. Representations and Warranties of the Noble Offerors. Noble and the Noble Share Trust jointly and severally represent and warrant to, and agree with, the Noble Remarketing Agent as follows:

         (a) Any Filed Documents will, when they are filed, conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         (b) The shares of Noble Preferred Stock have been duly authorized for issuance and sale and are validly issued and fully paid and non-assessable securities of Noble, were not issued in violation of any preemptive or similar rights and conform as to legal matters to the description thereof contained in the Offering Memorandum and any amendment or supplement thereto; the issuance of the Noble Preferred Stock is not subject to preemptive or other similar rights; holders of Noble Preferred Stock will be entitled to the same limitation of personal liability extended to shareholders of corporations under the Delaware Business Corporation Act.

         (c) Each of the Noble Share Trust Agreement and this Agreement has been duly authorized by all necessary corporate or trust action, as applicable, by each of Noble and the Noble Share Trust, other than the issuance of the New Series which will require future approval by the Board of Directors of Noble, and has been duly executed and delivered by Noble and the Noble Share Trustee, and each is a legal, valid and binding obligation of Noble and the Noble Share Trust, enforceable against Noble and the Noble Share Trust in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         (d) The Noble Share Trust has been duly organized and is validly existing and in good standing as a business trust under the Delaware Act with all requisite trust power and authority to own property and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement and the Noble Share Trust Agreement and to own the Noble Preferred Stock; the Noble Share Trust is duly qualified to transact business as a foreign trust and is in good standing in each jurisdiction in which such qualification is necessary; the Noble Share Trust is not a party to any agreement other than the Transaction Documents described in the Offering Memorandum and any amendment or supplement thereto and has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate steps including the issuance of certificates of beneficial interest, the execution of the Transaction Documents to which it is a party executed on or prior to the date hereof and the activities referred to in or contemplated by such Transaction Documents), and has not made any distributions since its organization; and the Noble Share Trust is and will be, under current law, disregarded as an entity separate from Noble for United States federal, state and local income tax purposes.

         (e) Noble has been duly incorporated, is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as described in the Offering Memorandum (including any documents incorporated by reference therein) and to enter into and perform its obligations under, or as contemplated under, this Agreement, the Noble Share Trust Agreement and the other Transaction Documents, and to purchase, own and hold the trust certificate of beneficial interest issued by the Noble Share Trust. Noble is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or ownership or leasing of property requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect on Noble.

         (f) (i) Neither the execution or delivery by Noble of, nor the performance by Noble of its obligations under, this Agreement will conflict with or result in a breach of any terms or provisions of its articles of incorporation or bylaws; (ii) neither the execution or delivery by the Noble Share Trust of, nor the performance by the Noble Share Trust of its obligations under, this Agreement will conflict with or result in a breach of any terms or provisions of the Noble Share Trust Agreement or its certificate of trust filed with the State of Delaware on November 8, 1999; and (iii) neither Noble nor the Noble Share Trust is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which Noble or the Noble Share Trust is a party or by which either of them or any of their respective properties is bound, except where any such violation or default would not have a Material Adverse Effect on Noble or the Noble Share Trust, as the case may be.

         (g) None of the offer, sale or delivery of the Noble Preferred Stock by the Noble Share Trust, the issuance of the Noble Preferred Stock by Noble, the execution, delivery or performance of this Agreement by the Noble Offerors or the consummation by the Noble Offerors of the transactions contemplated hereby and compliance by the Noble Offerors with their respective obligations hereunder
(i) requires any consent, approval, authorization or other order of, or qualification, registration or filing with, any court or governmental body, agency or official, except, with respect to the Noble Share Trust, the filing of a certificate of trust with the State of Delaware, and except such as have been obtained and made under the federal or state securities laws and such as may be required under federal or state securities or blue sky laws in connection with the sale of the Noble Preferred Stock, the Noble Additional Shares or the New Series, or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with a private placement of any such shares, or conflicts or will conflict with or constitutes or will constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation or bylaws of Noble or the Noble Share Trust Agreement or certificate of trust of the Noble Share Trust, or (ii) conflicts or will conflict with or constitutes or will constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which Noble or the Noble Share Trust is a party or by which either of them or any of their respective properties is bound, or (iii) violates or will violate or conflicts or will conflict with any applicable law, rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Noble or the Noble Share Trust or any of their respective properties as such law, rule, regulation, judgment, order or decree is in effect as of the date hereof, or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Noble or the Noble Share Trust pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, or (v) result in the suspension, termination or revocation of any material Permit of the Noble Share Trust or Noble or any other impairment of the rights of the holder of any such material Permit as such Permit and such rights are in effect as of the date hereof; except, in the case of clauses (ii) through (v), as would not have a Material Adverse Effect on Noble or the Noble Share Trust, as the case may be.

         (h) Noble is not, and after giving effect to the issuance of the Noble Preferred Stock to the Noble Share Trust will not be, and the Noble Share Trust is not, and after giving effect to the issuance of the Noble Preferred Stock to the Noble Share Trust will not be required to register as, an "investment company", in each case as such term is defined under the Investment Company Act of 1940, as amended.

         (i) Neither the Noble Share Trust nor Noble is subject to regulation by the Commission or by any state as a "holding company", a "subsidiary company" of a "holding company", an "affiliate" or an "associate company" of a "holding company" or an "affiliate" of a "subsidiary company" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         (j) The Noble Share Trust is the beneficial owner of the Noble Preferred Stock, free and clear of any lien or claims of any Person, except as otherwise provided in the Transaction Documents.

         (k) Except as disclosed in Noble's Form 10-K for the year ended December 31, 1998, Noble's Forms 10-Q for the quarters ended March 31, 1999 and June 30, 1999, or Noble's Forms 8-K, if any, filed since December 31, 1998, which were delivered to the Noble Remarketing Agent prior to the date hereof, there is no action, suit or proceeding pending against Noble, or to the knowledge of Noble, threatened against Noble, before any Governmental

Authority in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect.

         (l) Other than as disclosed in Schedule II hereto, there are no contracts, agreements or understandings (other than this Agreement) between Noble and any Person granting such Person the right to register any securities of Noble pursuant to any Registration Statement used to register the Noble Preferred Stock.

         (m) Other than as disclosed in Schedule I hereto, there are no contracts, agreements or understandings between Noble and any Person which, if entered into after the date of this Agreement, would cause Noble or a third party to contravene the provisions of Section 3(e) hereof (without giving effect to clause (iii) of such Section 3(e)).

         SECTION 6. Registration Procedures. In connection with the obligations of Noble with respect to any Shelf Registration Statement pursuant to Sections 3(a), 3(b) and 3(c) hereof, Noble shall after any Series A-2 Note Trigger Event:

         (a) as far in advance as practical before filing any Registration Statement or any amendment thereto, provide the Noble Remarketing Agent and its counsel with reasonably complete drafts of all such documents proposed to be filed (including exhibits), and the Noble Remarketing Agent shall have the opportunity to object to any information pertaining to the Noble Remarketing Agent that is contained therein and to make comments and suggestions as to the presentation of the information therein, and Noble will make the corrections and other changes reasonably requested by the Noble Remarketing Agent with respect to such information regarding the Noble Remarketing Agent prior to filing any such Registration Statement (including any amendment thereto) unless it has a reasonable basis not to do so;

         (b) prepare and file with the Commission such amendments and supplements to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the Effectiveness Period and to any Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such Shelf Registration Statement or the veracity, accurateness or completeness of the information contained therein, and to comply with the provisions of the Securities Act with respect to the disposition of all Noble Preferred Stock covered by such Shelf Registration Statement in accordance with the remarketing procedures set forth herein, until the end of the Effectiveness Period;

         (c) promptly notify the Noble Remarketing Agent and its counsel:

         (i) when any Registration Statement or any Prospectus to be used hereunder, or any amendment or supplement thereto, has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;

         (ii) of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such Registration Statement or Prospectus;

         (iii) of the notification to Noble by the Commission of (x) its initiation of any proceeding with respect to the issuance by the Commission, or (y) the issuance by the Commission, of any stop order suspending the effectiveness of such Registration Statement;

         (iv) of the receipt by Noble of any notification with respect to the suspension of the qualification of the Noble Preferred Stock for sale under the applicable securities or blue sky laws of any jurisdiction;

         (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, or any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or related documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

         (vi) the reasonable determination of Noble or the Noble Share Trust that a post-effective amendment to the Registration Statement would be appropriate.

         (d) register or qualify all Noble Preferred Stock under such other securities or blue sky laws of such jurisdictions as the Noble Remarketing Agent shall reasonably request, to keep such registration or qualification in effect for so long as any Registration Statement under the Securities Act remains effective, and take any other action which may be reasonably necessary or advisable to enable the Noble Remarketing Agent to remarket the Noble Preferred Stock in any jurisdiction it may reasonably request, except that Noble and the Noble Share Trust shall not for any such purpose be required (except to the extent required by the Commission or by the explicit terms of this Agreement)
(i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

         (e) use its reasonable best efforts to cause all Noble Preferred Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Noble Remarketing Agent to remarket the Noble Preferred Stock in accordance with the remarketing procedures set forth herein, except that Noble and the Noble Share Trust shall not for any such purpose be required (except to the extent required by the Commission or by the explicit terms of this Agreement) (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

         (f) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement and to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

         (g) cooperate with the Noble Share Trustee to facilitate the timely preparation and delivery of certificates representing Noble Preferred Stock to be remarketed that do not bear any restrictive legends (to the extent appropriate), and cause such Noble Preferred Stock to be issued in such denominations and registered in such names as the Noble Remarketing Agent may reasonably request at least two Business Days prior to the Rate Reset Date;

         (h) upon the occurrence of any circumstance contemplated by Section 3(c), 6(c)(iii), 6(c)(v) or 6(c)(vi) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Noble Preferred Stock, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and Noble agrees to notify the Noble Remarketing Agent as promptly as practicable after the occurrence of such an event; and the Noble Remarketing Agent agrees that, following such notice, it will suspend use of the Prospectus until Noble has amended or supplemented the Prospectus to correct such misstatement or omission;

         (i) furnish to the Noble Remarketing Agent: (a) copies of each report or other document filed by Noble with the Commission including any Registration Statement and the Remarketing Document relating to the Noble Preferred Stock (including in each case any documents incorporated therein by reference), (b) notice of the occurrence of any of the events set forth in Section 12(d) hereof, and (c) in connection with each remarketing of Noble Preferred Stock, such other information as the Noble Remarketing Agent may reasonably request from time to time, in such form as the Noble Remarketing Agent may reasonably request, including but not limited to information regarding the financial condition of Noble; provided, however, that information referred to in clause (c) which Noble and the Noble Share Trust determine, in good faith, to be confidential and which they notify the Noble Remarketing Agent is confidential shall not be disclosed by the Noble Remarketing Agent; provided that the Noble Remarketing Agent may disclose any such information (i) as has become generally available to the public through no fault of the Noble Remarketing Agent, (ii) as may be required in any report, statement or testimony submitted to any municipal, state, federal or foreign regulatory or supervisory body or agency having or claiming to have jurisdiction over the Noble Remarketing Agent, (iii) as may be required in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to the Noble Remarketing Agent, and (v) as may be necessary for the Noble Remarketing Agent to comply with the Transaction Documents. Upon learning that disclosure of such information identified by Noble as confidential is sought or required pursuant to clauses (ii), (iii) or (iv) above, the Noble Remarketing Agent shall give notice to Noble and the Noble Share Trust as soon as reasonably practicable and allow them at their expense to undertake appropriate action to prevent disclosure of the information determined, or notified by, Noble to be confidential and the Noble Remarketing Agent shall cooperate with Noble in such action undertaken by Noble to the extent reasonably requested by Noble. Noble agrees to provide the Noble Remarketing Agent with as many copies of the foregoing materials and information as the Noble Remarketing Agent may reasonably request for use in connection with each remarketing of Noble Preferred Stock and Noble Mandatorily Convertible Preferred Stock and consents to the use thereof for such purpose. If, at any time during the term of this Agreement, any event or condition known to Noble relating to or affecting Noble, or the Noble Preferred Stock or Noble Mandatorily Convertible Preferred Stock shall occur which might affect the accuracy or completeness of any statement of a material fact contained in any Remarketing Document, Noble shall promptly notify the Noble Remarketing Agent in writing of the circumstances and details of such event or condition;

         (j) make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing at the end of the fiscal quarter in which the Rate Reset Date occurs;

         (k) cooperate with the Noble Remarketing Agent and any other Person, if any, participating in the remarketing and/or the disposition of the Noble Preferred Stock and their respective counsel in connection with filings, if any, required to be made with the NASD;

         (l) use their respective reasonable best efforts to take all other steps necessary to effect the registration of the Noble Preferred Stock in connection with the remarketing thereof as contemplated herein.

         The Noble Remarketing Agent hereby agrees that, upon receipt of any notice from Noble or the Noble Share Trust of the happening of any event of the kind described in Section 6(c), the Noble Remarketing Agent will forthwith discontinue its remarketing of Noble Preferred Stock pursuant to the Registration Statement relating thereto until the Noble Remarketing Agent shall have received copies of the supplemented or amended Prospectus contemplated by
Section 6(h) and, if so directed by Noble, will deliver to Noble (at the expense of Noble) all copies, other than permanent file copies, then in its possession of the Prospectus relating to the Noble Preferred Stock that was current at the time of receipt of such notice.

         SECTION 7. New Series; Remarketing Events.

         (a) If a Series A-2 Note Trigger Event (whatever the reason for such Series A-2 Note Trigger Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing,

         (i) (A) Subject to further approval by the Board of Directors of Noble, if required, Noble shall have the right to offer and sell as soon as practicable such number of shares of the New Series in accordance with the New Series Distribution Agreement in order to generate net proceeds at least equal to the Series A-2 Repayment Amount and (B) to the extent permitted under law, Noble and the Noble Share Trust shall comply with the provisions of this Agreement with respect to the registration of the Noble Preferred Stock.

         (ii) The Noble Remarketing Agent shall use its commercially reasonable efforts to recommend to Noble the terms and quantity of shares of the New Series (the "Minimum Amount") which would generate net proceeds at least equal to the Series A-2 Repayment Amount or, if in the reasonable judgment of such Remarketing Agent shares of the New Series cannot be marketed for net proceeds at least equal to the Series A-2 Repayment Amount, then the amount of the net proceeds which the Noble Remarketing Agent believes may be received from the marketing of the New Series. Noble may choose to market the New Series whether or not the Noble Remarketing Agent believes the New Series can be marketed for net proceeds at least equal to the Series A-2 Repayment Amount, or Noble may choose to market the New Series in an amount in excess of such Minimum Amount, in which case Noble shall deliver to the Noble Remarketing Agent an irrevocable written notice executed by its treasurer or chief financial officer (A) specifying such amount of the New Series which Noble chooses to market (the "Marketed Amount"), (B) stating in reasonable detail the amount and intended use of the anticipated net proceeds of such Marketed Amount other than the repayment of the Series A-2 Notes (the "Capital Requirements") and (C) certifying why Noble deems it necessary in good faith to market such Marketed Amount in accordance with its corporate requirements. If the Noble Remarketing Agent advises Noble in writing that in its opinion the shares of the New Series cannot be marketed to receive net proceeds at least equal to the Series A-2 Repayment Amount or the aggregate of the Minimum Amount plus the Marketed Amount exceeds the amount of shares that can be sold without a material reduction in the selling price of such shares and would generate net proceeds less than the aggregate of the Series A-2 Repayment Amount and the Capital Requirements, the Noble Remarketing Agent will have no obligation to market the New Series or to enter into the New Series Distribution Agreement. In the event the Noble Remarketing Agent so advises Noble, Noble shall have the right to appoint one or more Eligible Noble Remarketing Agents to market the New Series on its behalf, and each such replacement Eligible Noble Remarketing Agent shall enter into the New Series Distribution Agreement or a similar distribution agreement with respect to the offering and sale of the New Series, but shall not become a Remarketing Agent for any other purpose under this Agreement.

         (iii) Upon the sale of the New Series, Noble shall cause (A) if clause
     (iv) of this Section 7(a) is applicable, all of the net proceeds thereof to be deposited by AMCCO or the Series A-2 Indenture Trustee, as the case may be, in the Distribution Account created under the Series A-2 Indenture to be applied to the repayment of the Series A-2 Notes in accordance with the Series A-2 Indenture, and (B) in any other case, all or a portion of the net proceeds thereof up to the Series A-2 Repayment Amount to be deposited by AMCCO or the Series A-2 Indenture Trustee, as the case may be, in the Distribution Account to be applied to the repayment of the Series A-2 Notes in accordance with the Series A-2 Indenture; provided, that in the case of this clause (B), if the amount of net proceeds of the New Series actually received is less than aggregate of the Series A-2 Repayment Amount and the Capital Requirements and Noble had notified the Noble Remarketing Agent of its Capital Requirements in accordance with Section 7(a)(ii) hereof, the amount of net proceeds actually deposited in the Distribution Account shall equal the proportion that the Series A-2 Repayment Amount bears to the aggregate of the

     Series A-2 Repayment Amount plus the Capital Requirements intended to be generated by such sale of the New Series.

         (iv) If the amount of net proceeds of the marketing of the New Series is at least equal to the Series A-2 Repayment Amount, the Noble Share Trust shall be authorized to release and, if requested, shall release all or a portion of the Noble Preferred Stock to the Noble Remarketing Agent to permit the sale of such amount of the New Series to be settled by delivery of such amount of Noble Preferred Stock, but only if the New Series Distribution Agreement or similar distribution agreement with respect to the offering of the New Series requires a firm commitment underwriting and provides that net proceeds at least equal to the Series A-2 Repayment Amount shall be paid directly to the Noble Share Trust; and the Share Trust hereby agrees to deposit the net proceeds thereof immediately upon receipt in the Distribution Account created under the Series A-2 Indenture and the Series A-2 Indenture Trustee hereby agrees to apply such net proceeds to the repayment of the Series A-2 Notes in accordance with the Series A-2 Indenture.

         (b) If Noble fails to consummate the sale of the New Series in accordance with its obligations under Section 7(a)(i) hereof within 60 days following such Series A-2 Note Trigger Event, or if within 21 days after such Series A-2 Note Trigger Event Noble fails to file a registration statement for, or fails to demonstrate that it is diligently pursuing the registration of, a New Series (a "Remarketing Event"), (i) the Noble Share Trust hereby agrees to cause the Noble Remarketing Agent to offer and sell all or a portion of the Noble Preferred Stock held by the Noble Share Trust through the remarketing procedures set forth herein; (ii) the Noble Remarketing Agent shall notify the Series A-2 Indenture Trustee and AMCCO of such Remarketing Event; (iii) the Series A-2 Indenture Trustee in accordance with the Series A-2 Indenture shall cause AMCCO to exercise AMCCO's rights under this Agreement to cause the Noble Share Trust to remarket the Noble Preferred Stock held by the Noble Share Trust through the remarketing procedures set forth herein; and (iv) upon any such remarketing, the net proceeds thereof shall be deposited by AMCCO or the Series A-2 Indenture Trustee, as the case may be, in the Distribution Account created under the Series A-2 Indenture and shall be applied to the repayment of the Series A-2 Notes as a mandatory redemption in accordance with the Series A-2 Indenture.

         SECTION 8. Remarketing Procedures.

         (a) Upon a Remarketing Event, the Noble Share Trust, AMCCO or the Series A-2 Indenture Trustee, as the case may be, shall deliver to Noble and the Noble Remarketing Agent a written notice to commence the process of remarketing the Noble Preferred Stock.

         (b) If the conditions precedent to a public offering of the Noble Preferred Stock have been met pursuant to Section 12 hereof, the Noble Remarketing Agent shall be obligated to commence such public offering in accordance with the following remarketing procedures. If a Failed Registration has occurred, then any actions undertaken with respect to a public offering of the Noble Preferred Stock shall cease, and the Noble Remarketing Agent shall be obligated to commence a private placement of the Noble Preferred Stock in accordance with the following remarketing procedures; provided that (x) no actions shall be undertaken by the Noble Remarketing Agent with respect to such private placement until the earliest date upon which

Milbank, Tweed, Hadley & McCloy LLP, or other national or international securities counsel selected by the Noble Remarketing Agent and approved by Noble, advises, in writing, that a private placement of the Noble Preferred Stock may be commenced in compliance with applicable securities law and (y) the Noble Share Trust and the Noble Remarketing Agent shall cause such private placement to be consummated as and upon the terms directed by the Series A-2 Indenture Trustee.

         (c) In determining the Remarketed Rate for the Noble Preferred Stock, the Noble Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on mandatorily convertible preferred stock of other comparable issuers:

         (i) consider (A) short-term and long-term market rates and indices of such short-term and long-term rates, (B) market supply and demand for short-term and long-term securities, (C) yield curves for short-term and long-term securities comparable to the Noble Preferred Stock (considering the terms applicable thereto on and after the Rate Reset Date), (D) industry and financial conditions that may affect the Noble Preferred Stock, including without limitation the condition (financial or otherwise), results of operations, business affairs, management and prospects of Noble as described in the Remarketing Documents (including any Filed Documents incorporated by reference therein), as applicable, relating to the offering of Noble Preferred Stock, (E) the number of shares of Noble Preferred Stock to be remarketed, (F) the number of potential purchasers, (G) the current ratings by nationally recognized statistical rating organizations of long-term subordinated debt and preferred securities of Noble, (H) the market price of the Noble Common Stock, (I) the discount appropriate for a private placement of the Noble Preferred Stock, if applicable and (J) the terms and Pricing of the New Series and the market reactions to the marketing of the New Series, if applicable (collectively, the "Remarketing Conditions") and

         (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the prices at which they would be willing to hold or purchase such Noble Preferred Stock.

         (d) The following remarketing procedures shall be subject to the right of the Noble Remarketing Agent under Section 12 hereof to declare in good faith a Failed Remarketing, with the consequences set forth in said Section 12.

         (e) On or prior to the Initial Repricing Date, the Series A-2 Indenture Trustee, upon the written request of the Noble Remarketing Agent, shall deliver to the Noble Remarketing Agent, AMCCO and Noble an Officer's Certificate setting forth the amounts available in the Collection Account and the Distribution Account to be used in determining the Series A-2 Repayment Amount, and shall undertake to notify the Noble Remarketing Agent, AMCCO and Noble if any such amount should change prior to the Rate Reset Date.

         (f) By approximately 1:00 p.m., New York City time, on the Initial Repricing Date, the Noble Remarketing Agent will notify Noble, the Noble Share Trustee, AMCCO and the Series A-2 Indenture Trustee by telephone, confirmed in writing, of (i) whether the Noble Remarketing Agent was able to establish a Remarketed Rate and (ii) if so, the Remarketed Rate, the Rate Reset Date and the number of shares of Noble Preferred Stock to be remarketed. If on such Repricing Date, a Failed Repricing has occurred but there has not occurred a Failed Remarketing, then the Noble Remarketing Agent will continue to seek to establish a Remarketed Rate on the next succeeding Repricing Date. Noble, the Noble Share Trust and the Noble Remarketing Agent shall enter into the Distribution Agreement upon a Successful Repricing Date.

         (g) Upon a Partial Remarketing, to the extent permitted by law, Noble shall issue Noble Additional Shares in an amount which, when remarketed by the Noble Remarketing Agent pursuant to this Agreement, shall be sufficient to generate net proceeds which, together with the net proceeds of such Partial Remarketing, are at least equal to the Series A-2 Repayment Amount; provided that Noble's obligation to issue Noble Additional Shares shall be limited to the number of the then authorized but unissued shares of Noble Common Stock that have not been reserved for issuance by the Board of Directors of Noble for other purposes. The Noble Remarketing Agent shall use its commercially reasonable efforts to remarket such Noble Additional Shares as soon as practicable upon such terms as will result in the generation of such proceeds, or the largest portion thereof as shall be practicable.

         (h) In the event of a Failed Remarketing, the Noble Remarketing Agent shall promptly notify Noble, the Noble Share Trustee, AMCCO and the Series A-2 Indenture Trustee in writing of such Failed Remarketing. The Noble Remarketing Agent may consult with counsel in making such determination and may conclusively rely on the advice or opinion of any such counsel with respect thereto. In the event of a Failed Remarketing, (i) Noble shall pay to the Series A-2 Indenture Trustee the Series A-2 Repayment Amount (minus the net proceeds of any remarketing of Noble Preferred Stock and Noble Additional Shares, if any, used to satisfy a portion of the Series A-2 Notes and any amounts due and owing under the Series A-2 Indenture) to release the lien on the Samedan Methanol stock constituting Security for the Series A-2 Notes and (ii) until Noble has complied with clause (i) above, the Noble Remarketing Agent shall, upon the direction of the Series A-2 Indenture Trustee, continue to seek a Pricing of the Noble Preferred Stock at the Remarketed Rate, and consummate the sale of such shares as soon as practicable in accordance with such direction.

         (i) On the date of the consummation of any sale of Noble Preferred Stock and Noble Additional Shares, if any, the Noble Remarketing Agent will make payment (or arrange for payment to be made in accordance with the Distribution Agreement) of the purchase price for the Noble Preferred Stock or Noble Additional Shares, if any, that have been sold in the remarketing to the Series A-2 Indenture Trustee or to its order by the close of business on such date, against delivery through DTC of such shares. The Series A-2 Indenture Trustee shall cause such purchase price to be deposited in the Distribution Account and applied to the repayment of the Series A-2 Notes in accordance with the Series A-2 Indenture.

         (j) In the event of a private placement of the Noble Preferred Stock, the offer and sale of the Noble Preferred Stock shall be done in a manner that will not require approval by the shareholders of Noble pursuant to the provisions of Rule 312 of the rules published in the New York Stock Exchange Listed Company Manual or any successor rule or other requirement of the New York Stock Exchange, if applicable at the time of such private placement.

         SECTION 9. Fees and Expenses.

         (a) For its services in performing its duties set forth hereunder with respect to remarketing the Shares, on the Rate Reset Date and on the closing of any remarketing of Noble Additional Shares (if applicable), the Noble Remarketing Agent will receive from Noble a commission of 2-3/4% of the gross sales proceeds of Noble Preferred Stock or Noble Additional Shares, respectively, actually remarketed by it and sold, payable by wire transfer in same day funds.

         (b) In addition to its obligation under Section 9(a), and in addition to its obligations under Section 13 hereof, Noble shall, from time to time upon the request of the Noble Remarketing Agent, pay the reasonable fees and expenses of counsel incurred by the Noble Remarketing Agent after a Series A-2 Note Trigger Event in connection with the performance of its duties hereunder. The obligations of Noble to make the payments required by this Section 9 shall survive the termination of this Agreement or the termination of the obligations of the Noble Remarketing Agent hereunder and remain in full force and effect until all such payments shall have been made in full.

         (c) Without limiting the effect of the foregoing, Noble shall pay all Registration Expenses in connection with the registration pursuant to Section 3 hereof and will reimburse the Noble Remarketing Agent for the reasonable fees and disbursements of its counsel incurred in connection with a Shelf Registration Statement hereunder.

         SECTION 10. Resignation and Removal of the Noble Remarketing Agent; Additional Agents.

         (a) The Noble Remarketing Agent may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective 30 days after delivery of notice to Noble, the Noble Share Trustee, AMCCO and the Series A-2 Indenture Trustee of such resignation, subject to clause (d) of this Section 10. In such case, Noble will use its reasonable best efforts to appoint a successor Noble Remarketing Agent from among the Eligible Noble Remarketing Agents and to enter into a new remarketing agreement with such Person and the Noble Share Trust as soon as reasonably practicable, such agreement to be substantially in the form of this Agreement in which such Person has agreed to conduct the remarketing in accordance with the terms and conditions described herein. It shall be the sole obligation of Noble to appoint a successor Noble Remarketing Agent, but the resigning Noble Remarketing Agent will reasonably cooperate in handing over the responsibilities of Noble Remarketing Agent to such successor.

         (b) The Series A-2 Indenture Trustee may replace the Noble Remarketing Agent for cause upon the direction of the Majority Holders, with the successor Noble Remarketing Agent to be an Eligible Noble Remarketing Agent. For purposes of this Section 10(b), "cause" means the failure of the Noble Remarketing Agent to comply with its obligations under clauses (ii) and (iii) of Section 2(b) following the Remarketing Notification Date.

         (c) Following any notice of removal or resignation of the Noble Remarketing Agent, Noble or the Series A-2 Indenture Trustee, as the case may be, shall endeavor to cause an

Eligible Noble Remarketing Agent to be appointed as a replacement within 60 days of the delivery of such notice.

         (d) No resignation or removal of the Noble Remarketing Agent hereunder shall become effective until Noble or the Series A-2 Indenture Trustee, as the case may be, shall have appointed an Eligible Noble Remarketing Agent as successor Noble Remarketing Agent and such successor Noble Remarketing Agent shall have become a party to this Agreement or entered into a new remarketing agreement substantially in the form of this Agreement in which it has agreed to conduct the remarketing in accordance with the terms and conditions described herein.

         (e) The Noble Remarketing Agent may, at its discretion and expense, make arrangements to be assisted by any broker-dealer or underwriting firm reasonably acceptable to Noble in connection with the remarketing of the Noble Preferred Stock (and if appropriate, to have such Persons become parties to the Distribution Agreement), with such compensation therefor, if any, as may be agreed between the Noble Remarketing Agent and such Person. In addition, if so requested by the Series A-2 Indenture Trustee, one or more additional Noble Remarketing Agents may be appointed hereunder and may be made parties to the Distribution Agreement with the Noble Remarketing Agent to be given responsibility for remarketing a specified liquidation amount of Noble Preferred Stock as the Noble Remarketing Agents may decide in consultation with Noble and the Series A-2 Indenture Trustee (or failing agreement between the Noble Remarketing Agents, by the Series A-2 Indenture Trustee), in which case all references herein shall be deemed to apply, mutatis mutandis, to all Noble Remarketing Agents severally but not jointly and in such case the compensation to be paid by Noble to the Noble Remarketing Agents hereunder shall be split among all the Noble Remarketing Agents in the manner agreed to by the Noble Remarketing Agents.

         (f) If so requested by Noble, one or more Eligible Noble Remarketing Agents (including the lead underwriters if Noble elects not to have the Noble Remarketing Agent serve as the lead underwriter) may be appointed hereunder solely for the purpose of recommending the terms of and marketing the New Series in conjunction with the Noble Remarketing Agent originally appointed hereunder and shall be made parties to the New Series Distribution Agreement, with the Noble Remarketing Agent to be given responsibility for marketing a specified amount of the New Series as the Noble Remarketing Agents may decide in consultation with Noble (or failing agreement between the Noble Remarketing Agents, by Noble), in which case all references herein shall be deemed to apply, mutatis mutandis, to all Noble Remarketing Agents severally but not jointly (to the extent applicable).

         SECTION 11. Dealing in Noble Securities; Redemption of Noble Remarketing Agent's Shares. DLJ, when acting as the Noble Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Noble Preferred Stock, the New Series or the Noble Additional Shares. Notwithstanding the foregoing, the Noble Remarketing Agent is not obligated to purchase any Noble Preferred Stock that would otherwise remain unsold in a remarketing. The Noble Remarketing Agent, as a holder of the Noble Preferred Stock, the New Series, or the Noble Additional Shares, may exercise any vote or join as a holder in any action which any holder of such securities may be entitled to exercise or take pursuant to the terms thereof with like effect as if it were not acting in any capacity hereunder. The Noble Remarketing Agent, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with Noble as freely as if it were not acting in any capacity hereunder to the extent permitted by law.

         SECTION 12. Conditions to Noble Remarketing Agent's Obligations. The obligations of the Noble Remarketing Agent under this Agreement have been undertaken in reliance on, and shall be subject to, compliance with the conditions precedent set forth in the following paragraphs (a) through (d) (the "Conditions Precedent") on or prior to the indicated dates.

         (a) On or prior to the Initial Repricing Date, and upon each successive Repricing Date:

         (i) Noble and the Noble Share Trust shall have complied in all material respects with their respective obligations and agreements as set forth in this Agreement; and

         (ii) with respect to a public offering of the Noble Preferred Stock, Noble and the Noble Share Trust shall have filed a Registration Statement covering the Noble Preferred Stock (and the Noble Common Stock into which such Noble Preferred Stock is convertible) and the remarketing thereof, which Registration Statement shall have been declared effective by the Commission, and no stop order suspending the effectiveness thereof shall have been issued and not withdrawn or revoked under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Noble Remarketing Agent.

If the Noble Remarketing Agent shall reasonably determine without any obligation to consult with any other party to this Agreement that the Conditions Precedent set forth in this paragraph (a) are not fulfilled, the Noble Remarketing Agent shall declare a Failed Repricing with regard to such Repricing Date and shall not be obligated to remarket the Noble Preferred Stock until the next succeeding Repricing Date in accordance with the provisions of paragraph (f) of Section 8; provided that if such a Failed Repricing has occurred and continues for a period of five Trading Days thereafter, then the Noble Remarketing Agent shall declare a Failed Registration with regard to such Repricing Date and shall not be obligated to remarket the Noble Preferred Stock until such time as a private placement of such shares may be commenced in accordance with the provisions of paragraph (b) of Section 8.

         (b) On any Repricing Date on which the Noble Remarketing Agent has established a Remarketed Rate:

         (i) Noble and the Noble Share Trust shall enter into the Distribution Agreement;

         (ii) Noble and the Noble Share Trust shall have complied in all material respects with their respective obligations and agreements set forth herein and in the Distribution Agreement; and

         (iii) the representations and warranties contained herein and in the Distribution Agreement shall be true, complete and correct in all material respects as if made on such date except as otherwise disclosed in the Remarketing Documents.

If the Noble Remarketing Agent shall reasonably determine without any obligation to consult with any other party to this Agreement that the Conditions Precedent set forth in this paragraph (b) are not fulfilled, then the Noble Remarketing Agent shall declare a Failed Repricing with regard to such Repricing Date and shall not be obligated to remarket the Noble Preferred Stock until the next succeeding Repricing Date in accordance with the provisions of paragraph (d) of
Section 8; provided that if such a Failed Repricing has occurred and continues for a period of five Trading Days thereafter or if Noble intentionally fails to comply with the Conditions Precedent set forth in this paragraph (b), then the Noble Remarketing Agent shall declare a Failed Remarketing, with the consequences set forth in paragraph (h) of Section 8.

         (c) Following the execution of any Distribution Agreement, in addition to the Conditions Precedent set forth in paragraph (b) above, the conditions precedent set forth in the Distribution Agreement shall have been fulfilled and the sale of the Noble Preferred Stock thereunder shall have been consummated on the closing date set forth in the Distribution Agreement. If the Noble Remarketing Agent shall reasonably determine without any obligation to consult with any other party to this Agreement that the Conditions Precedent set forth in this paragraph (c) are not fulfilled, then the Noble Remarketing Agent shall declare a Failed Remarketing, with the consequences set forth in paragraph (h) of Section 8.

         (d) (i) Promptly upon request following a Series A-2 Note Trigger Event, Noble and the Noble Share Trust shall deliver to the Noble Remarketing Agent such current or updated Remarketing Documents and other current information and other materials as the Noble Remarketing Agent shall reasonably request, and (ii) at all times during the Remarketing Period and prior to the Successful Repricing Date and at all times during any remarketing of Noble Additional Shares, none of the following events shall have occurred:

                  (x) trading in any securities of Noble shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities; or

                  (y) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Noble Remarketing Agent, impracticable to remarket the Noble Preferred Stock or Noble Additional Shares, as the case may be, or to enforce contracts for the sale of the Noble Preferred Stock or Noble Additional Shares, as the case may be.

If, on any Repricing Date the Noble Remarketing Agent shall reasonably determine without any obligation to consult with any other party to this Agreement that the Conditions Precedent set forth in this paragraph (d) are not fulfilled, then the Noble Remarketing Agent shall declare a Failed Repricing with regard to such Repricing Date and shall not be obligated to remarket the Noble Preferred Stock until the next succeeding Repricing Date in accordance with the provisions of paragraph (f) of Section 8; provided that if all Conditions Precedent other than those set forth in this paragraph (d) are met by the fifth Repricing Date after the Initial Repricing Date, the Conditions Precedent set forth in this paragraph
(d) shall no longer be applicable and shall not prevent the establishment of a Remarketed Rate.

         (e) The Noble Remarketing Agent may consult with counsel in making any determination which may be made by it pursuant to this Section 12 and may conclusively rely on the advice or opinion of any such counsel with respect thereto.

         SECTION 13. Indemnification.

         (a) Each of the Noble Share Trust and Noble jointly and severally agrees, to the extent permitted by law, to indemnify and hold harmless the Noble Remarketing Agent, its directors, its officers and each Person, if any, who controls the Noble Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and judgments, joint or several (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) arising out of or based upon (i) all remarketing activity undertaken by the Noble Remarketing Agent or any of its respective officers, employees and agents in respect of the Noble Preferred Stock, and any other action taken by the Noble Remarketing Agent or any of its respective officers, employees and agents in furtherance of this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Remarketing Document or in any Filed Document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments arise solely out of or are based solely upon (x) the gross negligence or willful misconduct of the Noble Remarketing Agent in connection with clause
(i) or (y) any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Noble Offerors by or on behalf of the Noble Remarketing Agent expressly for use therein; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary Remarketing Document shall not inure to the benefit of any Noble Remarketing Agent (or to the benefit of any Person controlling the Noble Remarketing Agent) on account of any such loss, claim, damage, liability or judgment arising from the sale of the Noble Preferred Stock by the Noble Remarketing Agent to any Person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary Remarketing Document was corrected in a final Remarketing Document and the Noble Remarketing Agent sold Noble Preferred Stock to that Person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Remarketing Documents (as then amended or supplemented) if Noble has previously complied with Section 4(d) of this Agreement.

         (b) The Noble Remarketing Agent agrees to indemnify and hold harmless the Noble Share Trust, the Noble Share Trustee on behalf of the Noble Share Trust, Noble, Noble's directors and officers and any Person who controls Noble within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Noble Share Trust and Noble to the Noble Remarketing Agent, but only with reference to information furnished in writing by or on behalf of the Noble Remarketing Agent expressly for use in a Remarketing Document or Filed Document in connection with the remarketing of the Noble Preferred Stock hereunder, or any amendment or supplement thereto.

         (c) If any action shall be commenced against the Noble Remarketing Agent or any Person controlling the Noble Remarketing Agent in respect of which indemnity may be sought against the Noble Share Trust and Noble, the Noble Remarketing Agent or such controlling Person shall promptly notify Noble and the Noble Share Trust, and Noble shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and payment of all fees and expenses of such counsel, as incurred (and in the case of any action in respect of which indemnity may be sought pursuant to both Sections 13(a) and 13(b) hereof, the Noble Remarketing Agent shall not be required to assume the defense thereof, but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the Noble Remarketing Agent's expense). The Noble Remarketing Agent or any such controlling Person shall have the right to employ separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Noble Remarketing Agent or such controlling Person unless (i) the employment of such counsel has been specifically authorized in writing by Noble, (ii) Noble shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such action (including any impleaded parties) include both the Noble Remarketing Agent or such controlling Person and the Noble Share Trust or Noble, and the Noble Remarketing Agent or such controlling Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case Noble shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the Noble Share Trust and Noble together shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the Noble Remarketing Agent and controlling Persons, which firm shall be designated in writing by the Noble Remarketing Agent, and all such fees and expenses shall be reimbursed as they are incurred. Noble and the Noble Share Trust shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with Noble's written consent or (ii) effected without Noble's written consent if (and only if) the settlement is entered into more than twenty business days after Noble and the Noble Share Trust shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of Noble and the Noble Share Trust) and, prior to the date of such settlement, Noble and the Noble Share Trust shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent relating to any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault or culpability by or on behalf of such indemnified party.


         (d) If the indemnification provided for in this Section 13 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Noble Share Trust and Noble on the one hand and the Noble Remarketing Agent on the other hand from the offering of the Noble Preferred Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Noble Share Trust and Noble on the one hand and the Noble Remarketing Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Noble Share Trust and Noble on the one hand and the Noble Remarketing Agent on the other shall, if a remarketing of the Noble Preferred Stock hereunder has occurred, be deemed to be in the same proportion as the total net proceeds from the offering of Noble Preferred Stock (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Noble Share Trust bear to the total compensation received by the Noble Remarketing Agent under
Section 9(a) hereof. The relative fault of the Noble Share Trust and Noble on the one hand and the Noble Remarketing Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Noble Offerors on the one hand or by the Noble Remarketing Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Noble Share Trust, Noble and the Noble Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 13, the Noble Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the total sales proceeds of the Noble Preferred Stock underwritten or distributed by it exceeds the amount of any damages which the Noble

Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (f) The indemnity and contribution agreements contained in this Section 13 and the representations and warranties of the Noble Share Trust and Noble set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Noble Remarketing Agent or any Person controlling the Noble Remarketing Agent, the Noble Share Trust, the Noble Share Trustee on behalf of the Noble Share Trust, Noble, Noble's directors or officers, or any Person controlling Noble, (ii) acceptance of any Noble Preferred Stock and payment therefor hereunder, and
(iii) any termination of this Agreement. A successor to any Noble Remarketing Agent or any Person controlling the Noble Remarketing Agent, or to the Noble Share Trust, the Noble Share Trustee on behalf of the Noble Share Trust, Noble, Noble's directors or officers, or any Person controlling Noble, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 13.

         (g) The remedies provided for in this Section 13 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 14. Termination of Obligations of Noble Remarketing Agent. The obligations of the Noble Remarketing Agent shall terminate upon the removal or resignation of the Noble Remarketing Agent and the appointment of a successor Noble Remarketing Agent in accordance with the provisions of Section 10 hereof; provided that, in any such case, the rights of the Noble Remarketing Agent under Sections 9 and 13 and the obligations of the Noble Remarketing Agent under Sections 6(i) and 13 with regard to remarketing activity already carried out in accordance with the terms of this Agreement shall continue and remain in full force and effect.

         SECTION 15. Noble Remarketing Agent's Performance; Duty of Care; Liability.

         (a) The duties and obligations of the Noble Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Noble Share Trust Agreement. No implied covenants or obligations of or against the Noble Remarketing Agent shall be read into this Agreement or the Noble Share Trust Agreement. In the absence of bad faith on the part of the Noble Remarketing Agent, the Noble Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement or the Noble Share Trust Agreement, as to the truth of the statements expressed in any of such documents. The Noble Remarketing Agent shall be protected in acting upon any document or communication believed by it to have been signed, presented or made by the proper party or parties. The Noble Remarketing Agent shall incur no liability to any of Noble, the Noble Share Trust, AMCCO, the Series A-2 Indenture Trustee or the purchasers of Noble Preferred Stock in its individual capacity or as Noble Remarketing Agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of gross negligence, willful misconduct or willful breach of this Agreement on its part and as provided in Section 13.

         (b) The Noble Remarketing Agent may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons. The Noble Remarketing Agent shall not be required to take any action under this Agreement if the Noble Remarketing Agent shall reasonably determine or shall have been advised by counsel that such action is contrary to applicable law, rules or regulations. The Noble Remarketing Agent shall incur no liability if, by reason of any provision of any future law or regulation thereunder, the Noble Remarketing Agent shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed by it.

         (c) Except as otherwise provided in Section 13 hereof, the Noble Remarketing Agent shall be under no obligation to appear in, prosecute or defend any action or take, suffer or omit from taking any action under this Agreement which in its opinion may require it to incur any out-of-pocket expense or any liability, unless it shall be furnished with security and indemnity reasonably satisfactory to it against such expense or liability as it may require, and any reasonable out-of-pocket cost of the Noble Remarketing Agent as a result of such actions shall be paid by Noble.

         (d) The parties hereto acknowledge that any sale of the Noble Preferred Stock (and the Noble Additional Shares, if any) pursuant to this Agreement and the Distribution Agreement may be at prices and on terms less favorable to Noble than those obtainable in a public or private offering by Noble under different circumstances. Except as provided in Section 13, the Noble Remarketing Agent shall incur no liability as a result of the sale of the Noble Preferred Stock (and the Noble Additional Shares, if any), including any Partial Remarketing, made in accordance with this Agreement and the Distribution Agreement.

         SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

         SECTION 17. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect until the earliest to occur of the following events: (i) the Noble Preferred Stock shall have been successfully remarketed on the Rate Reset Date and a Partial Remarketing has not occurred, (ii) Noble shall have delivered the Series A-2 Repayment Amount in accordance with Section 8(h) hereof or (iii) no Series A-2 Notes shall remain outstanding. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of Noble pursuant to Section 9, the obligations of the Noble Remarketing Agent pursuant to Section 6(i) and the obligations of all parties pursuant to Section 13 hereof shall remain operative and in full force and effect until fully satisfied.

         SECTION 18. Successors and Assigns. The rights and obligations of Noble hereunder may not be assigned or delegated to any other Person without the prior written consent of the Noble Remarketing Agent. The rights and obligations of the Noble Remarketing Agent hereunder may not be assigned or delegated to any other Person without the prior written consent of Noble, the Noble Share Trustee on behalf of the Noble Share Trust and AMCCO. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and will not confer any benefit upon any other Person other than Persons, if any, controlling the Noble Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any Person entitled to indemnity or contribution to the extent provided in Section 13 hereof. The terms "successors" and "assigns" shall not include any purchaser of any Noble Preferred Stock merely because of such purchase.

         SECTION 19. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

         SECTION 20. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         SECTION 21. Noble Remarketing Agent Not Acting as Underwriter.

         (a) It is expressly understood and agreed by all parties hereto that the Noble Remarketing Agent's only obligations hereunder are as set forth in Sections 2(b), 6(i), 8, 10, 12, 13 and 22 of this Agreement. When engaged in remarketing any Noble Preferred Stock, the Noble Remarketing Agent shall act only as agent for and on behalf of the Noble Share Trust. The Noble Remarketing Agent shall not act as underwriter for the Noble Preferred Stock (except if and to the extent otherwise agreed in the Distribution Agreement) and shall in no way be obligated to advance or use its own funds to purchase any Noble Preferred Stock (except in its individual capacity as purchaser of those Noble Preferred Stock it shall elect, in accordance with Section 11 hereof, to purchase, in its sole discretion) or to otherwise expend or risk its own funds or incur or become exposed to financial liability in the performance of its duties hereunder.

         (b) It is expressly understood and agreed by all parties hereto that the obligation of the Noble Remarketing Agent with respect to the New Series are limited to those set forth in Section 2(b)(i) hereof and those expressly set forth in the New Series Distribution Agreement. The Noble Remarketing Agent shall not act as underwriter for the New Series (except if and to the extent otherwise agreed in the Distribution Agreement) and shall in no way be obligated to advance or use its own funds to purchase any shares of the New Series (except in its individual capacity as purchaser of those shares of the New Series it shall elect, in accordance with Section

11 hereof, to purchase, in its sole discretion) or to otherwise expend or risk its own funds or incur or become exposed to financial liability in the performance of its duties hereunder.

         (c) It is expressly understood and agreed by all parties hereto that the obligation of the Noble Remarketing Agent to remarket the Noble Preferred Stock or market the New Series is undertaken on a "best-efforts" basis only (except if and to the extent otherwise agreed in the Distribution Agreement or the New Series Distribution Agreement, respectively), and the Noble Remarketing Agent shall incur no liability to any Person in connection with a failure to remarket the Noble Preferred Stock or market the New Series if the Noble Remarketing Agent has acted in accordance with the provisions of this Agreement.

         SECTION 22. Amendments. This Agreement may be amended by any instrument in writing signed by all of the parties hereto so long as this Agreement as amended is not inconsistent with the Noble Share Trust Agreement or the Participation Agreement in effect as of the date of any such amendment.

         SECTION 23. Notices. Except as otherwise expressly provided herein in any particular case, all notices, approvals, consents, requests and other communications hereunder shall be in writing and shall, if addressed as provided in the following sentence, be deemed to have been given, (i) when delivered by hand, (ii) one Business Day after being sent by a private nationally or internationally recognized overnight courier service, or (iii) when sent by telecopy, if immediately after transmission the sender's facsimile machine records in writing the correct answer back. Actual receipt at the address of an addressee, regardless of whether in compliance with the foregoing, is effective notice hereunder. Until otherwise so notified by the respective parties, all notices, approvals, consents, requests and other communications shall be addressed to the following addresses:

                  If to Noble:

                  Noble Affiliates, Inc.
                  P.O. Box 1967
                  Ardmore, OK 73402
                  Attention: Treasurer
                  Telecopier No.: 580-221-1386
                  Telephone No.: 580-223-4110

                  with a copy to:
                  Thompson & Knight L.L.P.
                  1700 Pacific Avenue
                  Suite 3300
                  Dallas, Texas 75201
                  Attention: Kenn W. Webb
                  Telecopier No.: (214) 969-1751
                  Telephone No.:  (214) 969-1700

                  If to AMCCO:

                  Atlantic Methanol Capital Company
                  c/o Maples and Calder
                  P.O. Box 309, Ugland House
                  South Church Street, George Town
                  Grand Cayman, Cayman Islands
                  Attention: Gareth Griffiths
                  Telecopier No.: (345) 949-8080
                  Telephone No.: (345) 949-8066

                  with a copy to:
                  Noble Affiliates, Inc.
                  P.O. Box 1967
                  Ardmore, OK 73402
                  Attention: Treasurer
                  Telecopier No.: 580-221-1386
                  Telephone No.: 580-223-4110

                  If to the Noble Share Trust or the Noble Share Trustee:

                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attention:  Corporate Trust Administration
                  Telecopier No.:  302-651-8882
                  Telephone No.:  302-651-1000

                  If to the Series A-2 Indenture Trustee:

                  The Chase Manhattan Bank
                  c/o Chase Bank of Texas, National Association
                  600 Travis Street, Suite 1150
                  Houston, TX  77210-4717
                  Attention: Corporate Trust Administration
                  Telecopier No.:  (713) 216-4100
                  Telephone No.:  (713) 216-6686

                  If to the Noble Remarketing Agent:

                  Donaldson, Lufkin & Jenrette Securities Corporation 277 Park Avenue
                  New York, NY 10172
                  Attention:  Dominic Capolongo
                  Telecopier No.:  (212) 892-7272
                  Telephone No.:  (212) 892-3000

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, NY 10005
                  Attention: Trayton M. Davis; Elizabeth A. Besio Telecopier No.: (212) 530-5219
                  Telephone No.:  (212) 530-5000

         A duplicate copy of each notice, approval, consent, request or other communication given hereunder by each of the Parties to any one of the others shall also be given to all of the others. However, failure to give notice to any Party shall not affect effectiveness of notice to Parties as to whom notice has been given in accordance with the first two sentences of this Section 23. Each of the Parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

         SECTION 24. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         SECTION 25. Regarding the Series A-2 Indenture Trustee. The Series A-2 Indenture Trustee shall be afforded all of the rights, powers, immunities and indemnities set forth in the Series A-2 Indenture and the Participation Agreement as if such rights, powers, immunities and indemnities were specifically set forth herein.

         SECTION 26. Limitation of Liability of Noble Share Trustee. It is expressly understood and agreed by the parties hereto with respect to the Noble Share Trust that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Noble Share Trust, in the exercise of the powers and authority conferred and vested in it under the Noble Share Trust Agreement, respectively, (b) each of the representations, undertakings and agreements herein made on the part of the Noble Share Trust is made and intended not as personal representations, undertaking and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Noble Share Trust, and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Noble Share Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Noble Share Trust under this Agreement or the other related documents; provided, however, this Section shall not limit the liability expressly assumed by Wilmington Trust Company under the Noble Share Trust Agreement.


                            [signature pages follow]

         IN WITNESS WHEREOF, each of Noble, the Noble Share Trust, the Series A-2 Indenture Trustee and the Noble Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                           NOBLE AFFILIATES, INC.


                           By
                              --------------------------------------------------
                              Name:
                              Title:


                           NOBLE SHARE TRUST

                           By: WILMINGTON TRUST COMPANY, not in
                           its individual capacity but solely in its capacity as trustee


                           By
                              --------------------------------------------------
                              Name:
                              Title:


                           THE CHASE MANHATTAN BANK, not in its
                           individual capacity, but solely as Series A-2 Indenture Trustee, solely for purposes of Sections 7, 8, 10 and 25 hereof


                           By
                              --------------------------------------------------
                              Name:
                              Title:


                           DONALDSON, LUFKIN & JENRETTE
                           SECURITIES CORPORATION


                           By
                              --------------------------------------------------
                              Name:
                              Title:

                                                                      Schedule I

                        Certain transactions described in
                                  Section 3(e)

None.

                                                                     Schedule II

                        Registration Rights described in
                                  Section 5(1)

None.

                                                                    Schedule III

                        Eligible Noble Remarketing Agents


Goldman Sachs & Co
Morgan Stanley Dean Witter
Merrill Lynch & Co Inc
Salomon Smith Barney
Credit Suisse First Boston
JP Morgan & Co Inc
Donaldson Lufkin & Jenrette
Deutsche Bank
Lehman Brothers
Bear Stearns